Amendment

                                     To the

                              Employment Agreement

         This Amendment, dated as of January 21, 2005, to the Employment Agreement, dated as of July 1, 1999 (the "Employment Agreement") between GP Strategies Corporation, a Delaware corporation with principal executive offices at 777 Westchester Avenue, White Plains, NY 10604 (the "Company"), and Scott N. Greenberg residing at 2 Eli Circle, Morganville, New Jersey 07751 ( "Employee").

         WHEREAS, the Company and Employee wish to amend the Employment Agreement to modify the term of the Employment Agreement.

         NOW, THEREFORE, intending to be legally bound, and for and in consideration of the mutual covenants set forth herein, the parties hereto agree to amend the Employment Agreement as follows:

     1.   Section 3 of the Employment Agreement is hereby amended by replacing
          Section 3 with the following new paragraph:

          "Unless sooner terminated in accordance with the provisions of this Agreement, the term of employment of Employee by the Company pursuant to this Agreement shall be for the period (the "Employment Period") commencing on the date hereof and ending on June 30, 2008."

     2. Except as otherwise amended hereby, the Employment Agreement shall remain unamended and in full force and effect.



                                               GP STRATEGIES CORPORATION


                                               By: _____________________
                                                   Jerome I. Feldman
                                                   Chief Executive Officer



                                               Scott N. Greenberg
                                               Employee